SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

Eastern Utilities Associates
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required (pursuant to Section 14a-2(a)5 of the Securities Exchange
    Act of 1934).
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with definitive materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:


EXPLANATORY NOTE: EASTERN UTILITIES ASSOCIATES ("EUA") HAS PROVIDED THE FOLLOWING COMMUNICATION FOR DISTRIBUTION TO BENEFICIAL OWNERS OF COMMON SHARES ENTITLED TO VOTE AT THE EUA ANNUAL MEETING ON MAY 17, 1999 BY CERTAIN BROKERS, DEALERS AND OTHER ENTITIES HOLDING SUCH SHARES AS NOMINEES AND OTHERWISE.



May 11, 1999



Dear Eastern Utilities Associates Shareholders:

        As you know, the Annual Meeting of Shareholders scheduled for May 17, 1999 is rapidly approaching. Your participation at the Meeting, in person or by proxy, is important. According to our latest records, we have not yet received your vote.

        For your convenience, we have set up a system you can use to cast your vote by phone. If you have not yet voted, or would like to change your previous vote, simply call (toll-free) 1-800-437-7699 and follow the instructions below. If you have any questions, or need any assistance in voting your shares, please call the company assisting us in the solicitation of proxies, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

Sincerely,

Clifford J. Hebert
Secretary & Treasurer


TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!

INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8112, Eastern Utilities Associates.

3.      State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                        Name:             <NA.1>
                        Broker:           <Broker>
                        Control number:   <ControlNum>
                        Number of shares: <NumShares>
PROXY

EASTERN UTILITIES ASSOCIATES

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

The undersigned hereby constitutes and appoints Paul J. Choquette, Jr., Donald
G. Pardus and John R. Stevens, or any one or more of the, as Attorney, with full power of substitution and revocation, to appear and vote all common shares of Eastern Utilities Associates standing in the name of the undersigned at the close of business on April 14, 1999, with all the powers which the undersigned would possess if then and there present, at the Annual Meeting of Shareholders of EUA to be held in the Board Room on the 33rd floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 17, 1999 at 9:30 A.M. local time, and at any and all adjournments thereof, and especially (but without limiting the general authorization hereby given) to vote at said Annual Meeting (1) as hereinafter specified by the undersigned on the proposals listed below hereof, and (2) with discretionary authority with respect to any other matters which may properly come before the meeting, hereby revoking any and all proxies heretofore given by the undersigned with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW IN
ITEM 2.

1. PROPOSAL ON APPROVAL AND ADOPTION OF MERGER AGREEMENT WITH NEW ENGLAND ELECTRIC SYSTEM:

        (   )   FOR                     (   )   AGAINST         (   )   ABSTAIN

2.      ELECTION OF TRUSTEES
        NOMINEES: R.A. Boss, P.J. Choquette, Jr., P.S. Damon, P.B. Freeman, L.A. Liebenow, J. Makowski, W.W. Marple, Jr., D.G. Pardus, M.M. Stapleton, J.R. Stevens, W.N. Thorndike

        (   )   FOR ALL NOMINEES           (   )   WITHHELD FROM ALL NOMINEES

INSTRUCTION: Withhold vote from the nominee(s) that I/we have written on the above line or cumulate votes as I/we have instructed on the above line. (Give this information to the operator.)

Please give operator your name exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.